UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 1, 2010, Tim Hortons Inc. (the “Corporation”) completed its previously announced Canadian private placement transaction, for net proceeds of $199.2 million (net of agent commissions). RBC Dominion Securities Inc., Scotia Capital Inc., J.P. Morgan Securities Canada Inc., TD Securities Inc., CIBC World Markets Inc., and BMO Nesbitt Burns Inc. acted as agents in the sale of the 4.20% Senior Unsecured Notes, Series 1 due June 1, 2017 (the “Notes”), in reliance upon exemptions from the prospectus requirements under applicable Canadian securities legislation. The Notes were issued pursuant to a Trust Indenture dated June 1, 2010 (the “Master Trust Indenture”) between the Corporation and BNY Trust Company of Canada, as trustee (the “Trustee”), as supplemented by a First Supplemental Trust Indenture dated June 1, 2010 between the Corporation and the Trustee (the “Supplemental Indenture,” and together with the Master Trust Indenture, the “Indenture”). The net proceeds will be used primarily to refinance a portion of the existing indebtedness under the Corporation’s senior bank facility, and for general corporate purposes.

The Notes will be senior unsecured obligations of the Corporation and are initially guaranteed by the Corporation’s wholly-owned subsidiary, The TDL Group Corp., subject to subsequent release and/or replacement under the terms of the Indenture.

The Notes provide for interest to be paid at 4.20% per annum, payable in cash in equal semi-instalments, in arrears, on June 1 and December 1 in each year until maturity, commencing December 1, 2010.

The Corporation may, at its option, redeem the Notes, in whole or in part, at any time, upon not less than 30 days’ and not more than 60 days’ notice, at a redemption price provided for in the Indenture, together with accrued and unpaid interest, if any, to the date fixed for redemption.

For certain change of control transactions, the Corporation (or identified third party) must offer to repurchase the Notes at a purchase price payable in cash equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other state securities laws and may not be offered, sold or delivered within the United States of America absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

A copy of the Master Trust Indenture and the Supplemental Indenture (including the form of Note) are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference into this Item 2.03. The information provided in this Item 2.03 is qualified in its entirety by reference to the full text of the Master Trust Indenture and the Supplemental Indenture contained in Exhibits 4.1 and 4.2, respectively.

Item 7.01	Regulation FD Disclosure.

Exhibit 99.2 sets forth the presentation utilized by Corporation management in discussions with investors with respect to the private placement, prior to June 1, 2010. The presentation is being furnished only for purposes of its wide dissemination and is not intended as an admission that the disclosed information constitutes material information for purposes of applicable securities laws. Further, this information shall not be deemed filed for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

On May 27, 2010, the Corporation issued a press release announcing the pricing of the placement of the Notes in Canada. The full text of the Corporation’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Trust Indenture, dated June 1, 2010, by and between the Corporation and BNY Trust Company of Canada, as trustee

Exhibit 4.2	First Supplemental Trust Indenture, dated June 1, 2010, by and between the Corporation and BNY Trust Company of Canada, as trustee

Exhibit 99.1	Press release issued by the Corporation dated May 27, 2010

Exhibit 99.2	Presentation of the Corporation in connection with the Notes offering

Exhibit 99.3	Safe Harbor Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: June 1, 2010	By:	/S/ JILL E. AEBKER
Jill E. Aebker
Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Trust Indenture, dated June 1, 2010, by and between the Corporation and BNY Trust Company of Canada, as trustee

4.2	First Supplemental Trust Indenture, dated June 1, 2010, by and between the Corporation and BNY Trust Company of Canada, as trustee

99.1	Press release issued by the Corporation dated May 27, 2010

99.2	Presentation of the Corporation in connection with the Notes offering

99.3	Safe Harbor Statement